UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
001-32956	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware
333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Chief Executive Officer

On January 18, 2010, our Board of Directors accepted the resignation of Richard D. Willett, Jr. as a director and as our president and chief executive officer, effective January 18, 2010. Mr. Willett will remain as a consultant to NewPage through March 31, 2010, in order to assist with transition and other assigned tasks. Mr. Willett provided leadership in improving the operational effectiveness of NewPage and in the integration of the former Stora Enso North America, which NewPage Corporation acquired in December 2007. With that integration now complete, Mr. Willett will return to providing consulting services to Cerberus Operations and Advisory Company LLC, an affiliate of Cerberus Capital Management, LP, upon the conclusion of his consulting relationship with NewPage. Cerberus Capital Management, LP, and its affiliates indirectly own a controlling interest in NewPage.

The Compensation Committee of the Board of Directors of NewPage approved a separation agreement with Mr. Willett, effective January 18, 2010, that will provide for a severance payment equal to two times his current base salary, or a total of $1,300,000, together with an annual bonus payment of $1,000,000 under the NewPage Corporation Performance Excellence Plan and the NewPage Corporation Profit Sharing Plan for performance in 2009. Mr. Willett will also remain eligible for a prorated bonus payment for performance in 2010.

Election of Chief Executive Officer

On January 18, 2010, our Board of Directors elected Mark A. Suwyn to serve as our chief executive officer on an interim basis, in addition to his current position as our executive chairman, effective January 18, 2010. Mr. Suwyn served as our chairman and chief executive officer from April 2006 until May 2009 and as chairman from May 2005 to April 2006. Mr. Suwyn was the chairman and chief executive officer of Louisiana-Pacific Corporation from 1996 to 2004, a building product materials manufacturing company. Prior to his tenure at Louisiana-Pacific, Mr. Suwyn served as an executive vice president at International Paper.

A search is being conducted for a permanent successor to Mr. Willett, which is expected to be completed in the near term. In the meantime, Mr. Suwyn will focus our efforts on customer relationships and enhancing products and services.

The Compensation Committee of the Board of Directors of NewPage approved an employment agreement for Mr. Suwyn, effective January 18, 2010, that provides for continuation of Mr. Suwyn’s current annual base salary of $775,000 through December 31, 2010, and an annual base salary of $500,000 for 2011 and future years, subject to adjustment by the Board of Directors of NewPage at its discretion. The employment agreement would also continue Mr. Suwyn’s bonus eligibility under the NewPage Corporation Performance Excellence Plan and the NewPage Corporation Profit Sharing Plan for performance in 2010, after which he would no longer be eligible for a bonus under those plans. Finally, the employment agreement would provide for a severance payment of $2,000,000 upon termination of Mr. Suwyn’s position as our executive chairman and as our chief executive officer (regardless of whether he remains as a director), unless the termination is for cause.

Adoption of Long-Term Incentive Plan

On January 15, 2010, the Compensation Committee of the Board of Directors of NewPage approved and adopted the NewPage Corporation 2010 Executive Long-Term Incentive Plan (“LTIP”). The LTIP and the individual award agreements under the LTIP provide for a service award and a performance award to various executives of NewPage. The service award is payable if the participant remains as an employee of NewPage or its affiliates through December 31, 2012. The performance award is payable if the participant remains as an employee of NewPage or its affiliates through December 31, 2012, and if NewPage achieves annual performance goals established each year by the Compensation Committee during the three years ended December 31, 2012. The participant will receive a pro rata share of the total award if prior to December 31, 2012, the participant’s employment is terminated by us without cause or by the participant for good reason, each as defined in the LTIP. The participant will receive the entire award if prior to December 31, 2012 a change in control occurs, as defined in the LTIP.

The awards under the LTIP for our current and former chief executive officer, our chief financial officer and the other named executive officers as of the end of 2008 are as follows:

	Performance
Name and Principal Position	Service Award	Award	Total Award
Mark A. Suwyn Chairman and Chief Executive Officer	$0	$0	$0

Richard D. Willett, Jr. Former President and Chief Executive Officer	0	0	0

David J. Prystash Senior Vice President and Chief Financial Officer	1,500,000	1,000,000	2,500,000

Michael L. Marziale Senior Vice President, Marketing, Strategy and General Management	1,080,000	720,000	1,800,000

George F. Martin Senior Vice President, Operations	1,080,000	720,000	1,800,000

Item 8.01	Other Events.

Recent Developments

Although the results of operations for NewPage Corporation for the quarter ended December 31, 2009 are not currently available, the following information reflects our current expectations for the period. These expectations are based on currently available information, which is subject to revision based on actual results for the quarter ended December 31, 2009. Accordingly, we may report financial results that are materially different than our current expectations, which are described below.

We expect that our net sales for the fourth quarter of 2009 will be between approximately $853 million and $861 million, compared to $977 million in the fourth quarter of 2008 and $791 million in the third quarter of 2009. We expect coated paper sales volumes will be between approximately 775,000 tons and 780,000 tons in the fourth quarter of 2009, compared to 759,000 tons sold in the fourth quarter of 2008 and 708,000 tons sold in the third quarter of 2009. In order to manage our inventory levels of finished goods to match customer requirements, we took 104,000 tons of market-related downtime in the fourth quarter of 2009 compared to 60,000 tons of market-related downtime in the fourth quarter of 2008 and 101,000 tons in the third quarter of 2009.

We expect our weighted-average coated paper price in the fourth quarter of 2009 will be between approximately $860 per ton and $870 per ton, compared to $995 per ton in the fourth quarter of 2008 and $891 per ton in the third quarter of 2009. We believe that pricing has declined primarily as a result of producers passing on the benefits of the alternative fuel credit to customers. However, we believe that pricing has stabilized during the fourth quarter of 2009.

The U.S. Internal Revenue Code allowed a refundable excise tax credit for alternative fuel mixtures produced for sale or for use as a fuel in a trade or business. The credit was equal to fifty cents per gallon of alternative fuel contained in the mixture and expired on December 31, 2009. We expect that we will recognize income for the credit of approximately $90 million during the fourth quarter of 2009, compared to $94 million in the third quarter of 2009. Income recognized from the credit is included in net income (loss) attributable to the company and Consolidated Adjusted EBITDA. At this time, we view any extension of this credit, or the introduction of any similar program in the foreseeable future, as unlikely.

We expect that net income (loss) attributable to the company for the fourth quarter of 2009 will be between approximately $(52) million and $(57) million compared to $(42) million for the fourth quarter of 2008 and $(138) million for the third quarter of 2009. We expect that Consolidated Adjusted EBITDA (net income (loss) attributable to the company before interest, taxes, depreciation and amortization and adjusted for certain items in accordance with the definitions of our revolving senior secured credit facility) for the fourth quarter of 2009 will be between approximately $79 million and $86 million, compared to $144 million for the fourth quarter of 2008 and $119 million for the third quarter of 2009. Included in the fourth quarter estimated results are costs to draw down inventory of approximately $30 million (consisting of costs of production downtime of approximately $23 million and the effects on margin of approximately $7 million from selling through lower-margin channels), the effect of greater than average maintenance activities (approximately $9 million greater than the 2009 quarterly average), and the effect of production interruptions from weather and several one-time events (approximately $9 million).

During the quarter ended December 31, 2009, we improved the accounts receivable, inventory and accounts payable portions of working capital by approximately $100 million to $110 million.

As of December 31, 2009, we had $4 million of cash and cash equivalents and $219 million available for borrowing under the revolving senior secured credit facility, after reduction for the $50 million minimum liquidity requirement, $94 million in letters of credit and $52 million in outstanding borrowings. We believe that we will be in compliance with all debt covenants as of December 31, 2009.

In November 2009, we amended a postretirement benefit plan to phase out company-provided post-age 65 medical benefits for certain retirees by 2012. We expect to record an adjustment to reduce the benefit liability by approximately $57 million in the fourth quarter of 2009 with an offset to other comprehensive income (loss). This adjustment is the net result of the reduction in benefits from the plan amendment, partially offset by changes in actuarial assumptions as of the November 2009 remeasurement date. Beginning in 2010, this amendment is expected to result in a reduction in other postretirement benefit costs of approximately $15 million per year.

Reconciliation of Net Income (Loss) Attributable to the Company to EBITDA

EBITDA is defined as net income (loss) attributable to the company before interest expense, income taxes, depreciation and amortization. Consolidated Adjusted EBITDA is defined as EBITDA adjusted primarily by (a) adding the following amounts, to the extent deducted in computing consolidated net income (loss) attributable to the company: (1) non-cash compensation charges related to equity-based compensation, (2) non-cash expenses in addition to depreciation and amortization, (3) non-recurring charges in connection with any integration or restructuring related to the Stora Enso North America acquisition or permitted acquisitions or in connection with plant closings or the permanent shutdown or transfer of production equipment, (4) net losses from certain asset sales; and (b) deducting non-cash items increasing consolidated net income (loss) attributable to the company. EBITDA and Consolidated Adjusted EBITDA are not measures of our performance under accounting principles generally accepted in the United States (“GAAP”), are not intended to represent net income (loss) attributable to the company, and should not be used as an alternative to net income (loss) attributable to the company as an indicator of performance. EBITDA and Consolidated Adjusted EBITDA are shown because they are a primary component of certain covenants under our revolving senior secured credit facility and are a basis upon which our management assesses performance. In addition, our management believes EBITDA and Consolidated Adjusted EBITDA are useful to investors because they and similar measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. The use of EBITDA and Consolidated Adjusted EBITDA instead of net income (loss) attributable to the company have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Consolidated Adjusted EBITDA do not reflect our current cash expenditure requirements, or future requirements, for capital expenditures or contractual commitments

•	EBITDA and Consolidated Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs

•	EBITDA and Consolidated Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Consolidated Adjusted EBITDA do not reflect any cash requirements for such replacements

•

our measures of EBITDA and Consolidated Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation

Because of these limitations, EBITDA and Consolidated Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business.

The following table presents a reconciliation of our unaudited preliminary net income (loss) attributable to the company to our preliminary expectations for EBITDA and Consolidated Adjusted EBITDA:

	Fourth Quarter Ended Dec. 31,
(in millions)	(high end of expected range) 2009	(low end of expected range) 2009	2008	Third Quarter Ended Sep. 30, 2009
Net income (loss) attributable to the company	$(52)	$(57)	$(42)	$(138)
Interest expense	91	91	69	194
Income taxes (benefit)	(39)	(39)	(4)	(5)
Depreciation and amortization	69	69	97	69

EBITDA	69	64	120	120
LIFO effect	(6)	(6)	6	(21)
Other adjustments	23	21	18	20

Consolidated Adjusted EBITDA	$86	$79	$144	$119

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although we believe that these forward-looking statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in our forward-looking statements. These factors, risks and uncertainties include, among others, the following:

•	our substantial level of indebtedness

•	changes in the supply of, demand for, or prices of our products

•	general economic and business conditions in the United States and Canada and elsewhere

•	the ability of our customers to continue as a going concern, including our ability to collect accounts receivable according to customary business terms

•	the activities of competitors, including those that may be engaged in unfair trade practices

•	changes in significant operating expenses, including raw material and energy costs

•	changes in currency exchange rates

•	changes in the availability of capital

•	changes in the regulatory environment, including requirements for enhanced environmental compliance

•	the other factors described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009

Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release dated January 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/S/ DAVID J. PRYSTASH	By:	/S/ DAVID J. PRYSTASH
	David J. Prystash		David J. Prystash
	Senior Vice President and		Senior Vice President and
	Chief Financial Officer		Chief Financial Officer
Date: January 19, 2010		Date: January 19, 2010